As filed with the Securities and Exchange Commission on July 30, 2024

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VARONIS SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	57-1222280
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1250 Broadway, 28th Floor New York, NY	10001
(Address of Principal Executive Offices)	(Zip Code)

AMENDED AND RESTATED VARONIS SYSTEMS, INC. 2023 OMNIBUS EQUITY INCENTIVE PLAN
(Full title of the plan)

Yakov Faitelson
Chief Executive Officer and President
Varonis Systems, Inc.
1250 Broadway, 28th Floor
New York, NY 10001
(877) 292-8767
(Name, address and telephone number, including area code, of agent for service)

Copy to:
Scott Levi, Esq.

White & Case LLP
1221 Avenue of the Americas
New York, New York 10020-1095
(212) 819-8200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On August 1, 2023, Varonis Systems, Inc. (the “Company”) filed a registration statement on Form S-8 (File No. 333-273579) (the “Initial Registration Statement”) with the Securities and Exchange Commission to register 5,500,000 shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) under the Company’s 2023 Omnibus Equity Incentive Plan (the “2023 Incentive Plan”). As disclosed in the Initial Registration Statement, the 2023 Incentive Plan replaced the Company’s 2013 Omnibus Equity Incentive Plan (the “2013 Plan”). On April 18, 2024, the Company’s board of directors adopted, subject to approval by shareholders, the Amended and Restated 2023 Omnibus Equity Incentive Plan (the “A&R 2023 Incentive Plan”), which the Company’s shareholders approved at the Company’s 2024 Annual Meeting of Stockholders held on June 3, 2024. The A&R 2023 Incentive Plan amended the 2023 Incentive Plan by increasing the number of shares of Common Stock available for issuance by 4,400,000 shares to a total of 9,900,000 shares of Common Stock.

The Company is filing this registration statement on Form S-8 (this “Registration Statement”) for the purpose of registering the 4,400,000 additional shares of Common Stock authorized for issuance under the A&R 2023 Incentive Plan. This Registration Statement also registers 5,234,993 shares of Common Stock underlying full value awards outstanding under the 2013 Plan that, as of June 3, 2024, to the extent that they are forfeited, cancelled, exchanged or surrendered or otherwise terminate or are settled without a distribution of shares of Common Stock, are available for issuance under the A&R 2023 Incentive Plan.

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also includes an indeterminate number of additional shares of Common Stock that may become issuable under the A&R 2023 Incentive Plan by reason of anti-dilution and other adjustments.

Pursuant to General Instruction E of Form S-8, this Registration Statement hereby incorporates by reference the contents of the Initial Registration Statement, and the information required by Part II is omitted, except as supplemented by the information set forth below.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

* As permitted by Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in this Part I of Form S-8 (“Plan Information” and “Registrant Information and Employee Plan Annual Information”) will be sent or given to employees as specified by the Securities and Exchange Commission (the “SEC”) pursuant to Rule 428(b)(1) under the Securities Act. Such documents are not required to be and are not filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. The Company will provide a written statement to participants advising them of the availability without charge, upon written or oral request, of the documents incorporated by reference in Item 3 of Part II hereof and including the statement in the preceding sentence. The written statement to all participants will indicate the availability without charge, upon written or oral request, of other documents required to be delivered pursuant to Rule 428(b) under the Securities Act, and will include the address and telephone number to which the request is to be directed.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed with the SEC are incorporated by reference in this registration statement:

(a) the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 6, 2024 (the “Annual Report”), including the portions of the Company’s Definitive Proxy Statement on Schedule 14A filed on April 19, 2024, that are incorporated by reference in the Annual Report;

(b) the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024, filed with the SEC on May 7, 2024 and July 30, 2024, respectively;

(c) the Company’s Current Reports on Form 8-K, filed with the SEC on February 26, 2024 (with respect to Item 5.02 only) and June 5, 2024; and

(d) the description of the Common Stock contained in the Registration Statement on Form 8-A, dated February 25, 2014, filed with the SEC by the Company to register such securities under the Exchange Act, and any amendment or report filed for the purpose of updating this information (including Exhibit 4.1 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2023).

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents with the SEC. Notwithstanding the foregoing, no information is incorporated by reference in this Registration Statement where such information under applicable forms and regulations of the SEC is not deemed to be “filed” under Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, unless the Company indicates in the report or filing containing such information that the information is to be considered “filed” under the Exchange Act or is to be incorporated by reference in this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Registration Statement, modifies or supersedes such prior statement. Any statement contained in this Registration Statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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Item 8. Exhibits.

Exhibit No.	Description
4.1(1)	Amended and Restated Certificate of Incorporation

4.2(2)	Amended and Restated Bylaws

5.1	Opinion of White & Case LLP

10.1(3)	Amended & Restated Varonis Systems, Inc. 2023 Omnibus Equity Incentive Plan

10.2(4)	Forms of Restricted Stock Unit Award Grant Notice and Restricted Stock Unit Award Agreement under the 2023 Omnibus Equity Incentive Plan

10.3(5)	Forms of Performance-Based Restricted Stock Unit Award Grant Notice and Performance-Based Restricted Stock Unit Award Agreement under the 2023 Omnibus Equity Incentive Plan

10.4(6)	Forms of Restricted Stock Unit Award Grant Notice and Restricted Stock Unit Award Agreement under the 2023 Omnibus Equity Incentive Plan (Israeli Employees)

10.5(7)	Forms of Performance-Based Restricted Stock Unit Award Grant Notice and Performance-Based Restricted Stock Unit Award Agreement under the 2023 Omnibus Equity Incentive Plan (Israeli Employees)

23.1	Consent of Kost Forer Gabbay & Kasierer, independent registered public accountants

23.2	Consent of White & Case LLP (included as part of Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

107	Filing Fee Table

(1)	Filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 8, 2014 (File No. 001-36324) and incorporated herein by reference.

(2)	Filed as Exhibit 3.2 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 8, 2022 (File No. 001-36324) and incorporated herein by reference.

(3)	Filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 5, 2024 (File No. 001-36324) and incorporated herein by reference.

(4)	Filed as Exhibit 10.20 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 6, 2024 (File No. 001-36324) and incorporated herein by reference.

(5)	Filed as Exhibit 10.21 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 6, 2024 (File No. 001-36324) and incorporated herein by reference.

(6)	Filed as Exhibit 10.22 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 6, 2024 (File No. 001-36324) and incorporated herein by reference.

(7)	Filed as Exhibit 10.23 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 6, 2024 (File No. 001-36324) and incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 30, 2024.

VARONIS SYSTEMS, INC.

By:	/s/ Yakov Faitelson
Name:	Yakov Faitelson
Title:	Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Yakov Faitelson and Guy Melamed, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Yakov Faitelson	Chief Executive Officer, President	July 30, 2024
Yakov Faitelson	and Chairman of the Board
(Principal Executive Officer)

/s/ Guy Melamed	Chief Financial Officer and Chief	July 30, 2024
Guy Melamed	Operating Officer (Principal
Financial Officer and Principal
Accounting Officer)

/s/ Carlos Aued	Director	July 30, 2024
Carlos Aued

/s/ Kevin Comolli	Director	July 30, 2024
Kevin Comolli

/s/ John J. Gavin, Jr.	Director	July 30, 2024
John J. Gavin, Jr.

/s/ Gili Iohan	Director	July 30, 2024
Gili Iohan

/s/ Avrohom J. Kess	Director	July 30, 2024
Avrohom J. Kess

/s/ Ohad Korkus	Director	July 30, 2024
Ohad Korkus

/s/ Thomas F. Mendoza	Director	July 30, 2024
Thomas F. Mendoza

/s/ Rachel Prishkolnik	Director	July 30, 2024
Rachel Prishkolnik

/s/ Ofer Segev	Director	July 30, 2024
Ofer Segev

/s/ Fred Van Den Bosch	Director	July 30, 2024
Fred Van Den Bosch

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